525 W. Monroe Street Chicago, IL 60661-3693 312.902.5200 tel 312.902.1061 fax

September 8, 2006

Cleveland BioLabs, Inc.
11000 Cedar Avenue
Suite 290
Cleveland, Ohio 44106

Re:	Cleveland BioLabs, Inc. Registration on Form SB-2 (File No. 333-136904)

Ladies and Gentlemen:

We have acted as counsel to Cleveland BioLabs, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a registration statement (File No. 333-136904) on Form SB-2 (as amended, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) and the sale from time to time by the selling stockholders named in the Registration Statement (the “Selling Stockholders”) of up to 4,453,601 shares (the “Shares”) of the Company’s common stock, $0.005 par value per share (the “Common Stock”). The Shares consist of 3,953,801 issued and outstanding shares of Common Stock (the “Issued Shares”) and 499,800 shares of Common Stock issuable upon exercise of warrants (the “Issuable Shares”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-B under the Securities Act of 1933, as amended (the “Act”).

In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials and others and upon affidavits, certificates and written statements of directors, officers and employees of, and the accountants for, the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (i) the Registration Statement as filed with the Commission on August 25, 2006 under the Act and Amendment No. 1 thereto, filed on September 8, 2006; (ii) a specimen certificate representing the Common Stock; (iii) the Certificate of Incorporation of the Company, as presently in effect; (iv) the By-Laws of the Company, as presently in effect; (v) certain resolutions of the Board of Directors of the Company; (vi) stock records and certificates relating to the Issued Shares; (vii) the Stock Purchase Agreement between the Company and the purchasers party thereto, dated as of March 15, 2005, (viii) the Convertible Promissory Note of the Company to Children’s Cancer Institute Australia for Medical Research, dated October 18, 2004, (ix) the Convertible Promissory Note of the Company to Haber Norris Pty ATF Haber Norris Superannuation Fund, dated November 23, 2004 (collectively with the documents listed in (vii) and (viii) above, the “Purchase Documents”), and (x) each of the warrants to purchase securities of the Company set forth on Exhibit A attached hereto (the “Warrants”).

In connection with this opinion, we have assumed the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the due authority of the parties signing such documents, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. In connection with the opinion set forth in paragraph 1 below, we have assumed that the Company received the amount of the consideration contemplated by the Purchase Documents relating to the initial purchase from the Company of the Issued Shares. In connection with the opinion set forth in paragraph 2 below, we have assumed that the Company received the amount of consideration contemplated by the Warrants for the initial issuance of the warrants pursuant to which the Issuable Shares are issuable.

CHICAGO	NEW YORK	LOS ANGELES	WASHINGTON, DC	LONDON	CHARLOTTE	PALO ALTO	IRVING	WWW.KATTENLAW.COM
LONDON AFFILIATE: KATTEN MUCHIN ROSENMAN CORNISH LLP

A limited liability partnership including professional corporations

Based upon and subject to the foregoing, it is our opinion that:

1. The Issued Shares have been validly issued and are fully paid and nonassessable; and

2. If and when (i) the Issuable Shares have been issued and delivered upon exercise of the applicable Warrants in accordance with the terms of the applicable Warrant, including payment in full for the Issuable Shares in accordance therewith, and (ii) certificates representing the Issuable Shares in the form of the specimen certificates examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock or registered and issued electronically through The Depository Trust Company by such transfer agent and registrar for the Common Stock, the Issuable Shares will be validly issued, fully paid and nonassessable.

Our opinions expressed above are limited to the General Corporation Law of the State of Delaware, the applicable provisions of the Delaware constitution and the reported judicial decisions interpreting such laws, and we do not express any opinion concerning any other law.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Katten Muchin Rosenman LLP

KATTEN MUCHIN ROSENMAN LLP

EXHIBIT A

WARRANTS

1. Warrant No. FW2 dated March 15, 2005 issued to Amnon Mandelbaum for 69,194 shares of common stock.

2. Warrant No. FW3 dated March 15, 2005 issued to David Goodfriend for 7,687 shares of common stock.

3. Warrant No. FW4 dated March 15, 2005 issued to Richard Stone for 3,500 shares of common stock.

4. Warrant No. FW5 dated March 15, 2005 issued to John L. Gallagher for 613 shares of common stock.

5. Warrant No. FW6 dated March 15, 2005 issued to Derek Caldwell for 3,360 shares of common stock.

6. Warrant No. FW7 dated March 15, 2005 issued to Marcia Kucher for 1,000 shares of common stock.

7. Warrant No. FW8 dated March 15, 2005 issued to Sunrise Securities Corp. for 100,000 shares of common stock.

8. Warrant No. FW9 dated March 15, 2005 issued to David Filer for 19,585 shares of common stock.

9. Warrant No. FW10 dated March 28, 2005 issued to Nathan Low for 1,400 shares of common stock.

10. Warrant No. FW11 dated March 28, 2005 issued to Amnon Mandelbaum for 952 shares of common stock.

11. Warrant No. FW12 dated March 28, 2005 issued to David Goodfriend for 105 shares of common stock.

12. Warrant No. FW13 dated March 28, 2005 issued to Serge Moyal for 1,225 shares of common stock.

13. Warrant No. FW14 dated March 28, 2005 issued to Marcia Kucher for 53 shares of common stock.

14. Warrant No. FW15 dated March 28, 2005 issued to David Filer for 415 shares of common stock.

15. Warrant No. FW16 dated March 15, 2005 issued to Nathan Low for 70,911 shares of common stock.

16. Warrant No. FW17 dated March 15, 2005 issued to David Filer for 20,000 shares of common stock.

17. Warrant No. SR1 dated September 30, 2004 issued to Amnon Mandelbaum for 12,516 shares of common stock.

18. Warrant No. SR2 dated September 30, 2004 and replaced March 31, 2006 issued to David Goodfriend for 1,788 shares of common stock.

19. Warrant No. SR3 dated September 30, 2004 issued to David Filer for 2,980 shares of common stock.

20. Warrant dated September 30, 2004 issued to Nathan Low for 11,324 shares of common stock.

21. Warrant No. SR6 dated September 30, 2004 issued to Sunrise Foundation Trust for 1,192 shares of common stock.

22. Warrant No. 001 dated July 26, 2006 issued to Roth Capital Partners, LLP for 82,250 shares of common stock.

23. Warrant No. 002 dated July 26, 2006 issued to Nathan Low for 48,064 shares of common stock.

24. Warrant No. 003 dated July 26, 2006 issued to Amnon Mandelbaum for 26,679 shares of common stock.

25. Warrant No. 004 dated July 26, 2006 issued to David Goodfriend for 2,965 shares of common stock.

26. Warrant No. 005 dated July 26, 2006 issued to Richard Stone for 1,794 shares of common stock.

27. Warrant No. 006 dated July 26, 2006 issued to Serge Moyal for 1,281 shares of common stock.

28. Warrant No. 007 dated July 26, 2006 issued to Eric Abitbol for 282 shares of common stock.

29. Warrant No. 008 dated July 26, 2006 issued to Samuel Berger for 51 shares of common stock.

30. Warrant No. 009 dated July 26, 2006 issued to Jeffrey Meyerson for 649 shares of common stock.

31. Warrant No. 010 dated July 26, 2006 issued to Marcia Kucher for 485 shares of common stock.

32. Warrant No. 011 dated July 26, 2006 issued to David Filer for 4,400 shares of common stock.

33. Warrant No. 012 dated July 26, 2006 issued to National Securities for 1,100 shares of common stock.